UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2013

RIMROCK GOLD CORP.
 (Exact name of registrant as specified in its charter)

Nevada	333-149552	75-3266961
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Rd. Suite D155 Las Vegas, NV 89103
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: 1-800-854-7970

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On February 11, 2013, Rimrock Gold Corp., a Nevada corporation, formerly known as Tucana Lithium Corp. (the “Company”), closed an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Tucana Holdings Inc., a Nevada corporation and wholly-owned subsidiary of the Company (“Holdings”), and Rimrock Mining, Inc., a Nevada corporation (“Rimrock”), pursuant to which Holdings merged with and into Rimrock, and Rimrock became a wholly-owned subsidiary of the Company. Pursuant to the terms of the Merger Agreement, the Company acquired all the interest in three prospective gold exploration properties known as Rimrock Property, West Silver Cloud and Pony Spur, located in northeast Nevada (the “Acquired Properties”) and issued 17,800,000 shares of its common stock, par value $0.001 (the “Common Stock”), to the sellers of the Acquired Properties as consideration for such properties. To date, the Company’s main exploration target has been the Abigail Lithium Property located in the James Bay, Quebec region of Canada.

As a condition to closing of the Merger Agreement, on February 8, 2013 the Company effected a 1-for-8 reverse split of the issued and outstanding shares of the Common Stock (the “Reverse Stock Split”).  As a result, the issued and outstanding shares of Common Stock decreased from 66,435,908 shares prior to the Reverse Stock Split to 8,304,488 shares following the Reverse Stock Split.

The foregoing description of the Merger Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Merger Agreement attached as Exhibit 10.1 to the Company’s current report on Form 8-K, filed with the Securities and Exchange Commission on January 30, 2013, which exhibit is incorporated herein by reference.

Private Placement Offering

On February 13, 2013, the Company completed an initial closing (the “Initial Closing”) of a “best efforts min-max” private offering of a minimum of $500,000 up to a maximum $1,000,000 (the “Offering”) with a group of accredited investors (the “Purchasers”) for total gross proceeds to us of $502,000. Pursuant to a subscription agreement with the Purchasers (the “Subscription Agreement”), we issued to the Purchasers (i) shares of our Common Stock at a purchase price of $0.20 per share; and (the “Shares”) and (ii) warrants (the “Warrants”) to purchase shares (the “Warrant Shares” and together with the Shares and the Warrants, the “Securities”) of our Common Stock at an exercise price of $0.30 per share.

Item 2.01	Completion of an Acquisition or Deposition of Assets.

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

On February 11, 2013, Rimrock became a wholly-owned subsidiary of the Company and the Company acquired all the interest in the Acquired Properties, known as Rimrock Property, West Silver Cloud and Pony Spur.

The Acquired Properties are comprised of almost 2,000 acres of land and are located on or in close proximity to the Carlin Trend and Midas Trend.

Rimrock Property

The Rimrock Property is a Midas-style gold-silver property situated in the Midas (“Northern Nevada Rifts”) gold trend and also directly along a domed up portion of the Carlin Gold Trend, 8 Km northwest of Great Basin Gold's Hollister gold-silver mine, and 16 Km east southeast of Newmont's Midas Mine property. The Rimrock Property comprises 54 lode claims that cover approximately 1,080 acres. The Hollister Mine has reserves of more than 1,000,000 ounces of high grade gold grading in excess of 1 ounces per ton gold. The Midas Mine had initial mineable reserves of more than 3M oz. of high-grade gold and 25M oz. of silver. The Rimrock Property has three old mercury mines in the area, with one situated directly on top of the main gold ore target, which lies at a major fault intersection. These gold-silver targets at the Rimrock Property have never been drill tested at depth for Midas-Hollister style gold-silver mineralization, nor for Carlin-style gold mineralization. The Company expects that the Rimrock Property offers potential to hold a large, high-grade, underground mineable Midas-Hollister-type Low Sulfidation gold-silver deposit.

West Silver Cloud

The West Silver Cloud property is a Midas-style gold-silver property situated 12 Km southwest of Great Basin Gold's Hollister gold-silver mine, and 22 Km southeast of Newmont's Midas Mine property. The nearby Silver Cloud Mine is an old, open-pit mercury mine situated on top of Placer Dome’s main gold-silver ore target, which carries high-grade, drill-indicated gold mineralization. The West Silver Cloud property consists of approximately 760 acres of claims. West Silver Cloud has never been tested by drilling, and we believe offers good potential to hold a large, high-grade, underground-mineable Midas-Hollister-type Low Sulfidation gold-silver deposit.

Pony Spur

The Pony Spur property is a dual, Carlin-style sediment-hosted and Low Sulfidation Breccia Pipe Style gold prospect in the southern part of the prolific, +100,000,000 oz. Carlin-Rain Gold Trend, and is situated 2.25 Km northwest of the adjoining 1,500,000 oz. Pony Creek gold deposit controlled by Allied Nevada Gold, owners of the Hycroft gold mine in northwestern Nevada. The Pony Spur project is along Jerritt and Carlin Trends, near the Rain gold deposit cluster , which includes the Rain, Tess, and Emigrant mines (Newmont / Premier Gold), the 2,000,000 oz. high-grade Saddle gold deposit (presently being drilled by Premier Gold Mines), Railroad-Bullion (presently being drilled by Gold Standard Ventures), and other peripheral gold deposits. The Rain deposit cluster has a combined drill-indicated resources in excess of 4 million ounces of gold in open pit gold mining operations and former producer mines and in underground gold deposits such as Saddle. Sage Gold Inc. drilled one core hole on the Pony Spur property in 2007, discovering gold mineralization. The property comprises 7 lode mining claims of approximately 140 acres, which have been filed with the BLM. The Pony Spur property area sits along a WNW trending, Rain Fault-parallel fault system of undetermined width that intersects the Pony Creek gold deposit area just east of our property boundary. Two types of strong surface gold mineralization and alteration are present at the Pony Spur gold property. A low-sulfidation silica-rich, breccia pipe with gold mineralization crops out at the surface of Pony Spur, similar to mineralization present in Allied Nevada's 1.5M oz. Pony Creek gold deposit, and the drill hole by Sage Gold intersected gold mineralization in this pipe. Carlin style, thallium-gold rich geochemical rock anomalies also are present at the surface at Pony Spur, possibly indicative of Rain-Meikle type fault-controlled Carlin-style sediment-hosted gold mineralization at depth.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Items 1.01 of this Report, which disclosure is incorporated herein by reference.

The shares of Common Stock issued in connection with the Merger Agreement were offered and sold in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act.

On February 11, 2013, the Company completed the Initial Closing of the Offering with a group of Purchasers for total gross proceeds to us of $500,000. Pursuant to the Subscription Agreement, we issued Securities to the Purchasers. The Securities were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act.

On February 13, 2013, the Company completed a second closing (the “Second Closing) of the Offering for additional proceeds of $2,000. Pursuant to which we issued additional Securities pursuant to a subscription agreement. The Securities were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act.

Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

Item 5.01	Change in Control of Registrant.

On the closing date of the Merger Agreement, the Company issued shares of Common Stock of the sellers of the Acquired Properties representing 68.19% of the issued and outstanding shares of the Company on a fully diluted basis. The issuance of the shares of Common Stock was exempt from registration under the Securities Act, pursuant to Section 4(2) of the Securities Act.

Other than the transactions and agreements disclosed in this Report, the Registrant knows of no arrangements which may result in a change of control of the Registrant.

No officer, director, promoter or affiliate of the Registrant has, or proposes to have, any direct or indirect material interest in any asset proposed to be acquired by the Registrant through security holdings, contracts, options or otherwise.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Upon the closing of the Merger Agreement on February 11, 2013, the board of directors of the Company (the “Board”) appointed Richard Redfern as a member of the Board and as Vice President of Exploration of the Company.

Richard Redfern, M.Sc., C.P.G.,  Vice President of Exploration and Director. Mr. Redfern is a Certified Professional Geologist and Qualified Person under NI 43-101 and businessman with 35 years of mineral exploration and mining industry experience throughout the Americas, Europe, Africa, and Australasia. He has been involved with major and junior mineral exploration and mining companies since 1975, and has made mineral discoveries, such as in the Keystone, South Dakota gold district for Homestake Mining. He has an extensive list of contacts with present and former government officials and business people in many countries worldwide. Mr. Redfern is currently the President of Mexivada Mining Corp., and worked for Barrick Gold Exploration Inc. in Mexico. He is a Director of Pepper Rock Resources, and has consulted for several publicly listed mining and exploration companies. He is a Fellow of the Society of Economic Geologists, is a Certified Professional Geologist with the American Institute of Professional Geologists, and a Member of the Northwest Mining Association, AIMMGM of Mexico, and the Prospector's and Developer's Association. Mr. Redfern graduated from UCLA in 1977 with a Master's Degree in Geology.

As of the date of this Report, there has not been any material plan, contract or arrangement (whether or not written) to which any of our officers or directors are a party in connection with their appointments as officers or directors of the Company.

Family Relationships

There are no family relationships between Mr. Redfern and any previous officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K or Item 404(a) of Regulation S-K.

Employment Agreement

The Company has not entered into any employment agreements with any of its officers.

Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

To be filed by amendment as Exhibit 99.1 to this Report and incorporated herein by reference are the Audited Financial Statements for the year ended December 31, 2012 and 2011 for Rimrock Mining, Inc. no later than 75 calendar days after February 11, 2013.

(b) Pro Forma Financial Information.

To be filed by amendment as Exhibit 99.2 to this Report and incorporated herein by reference is unaudited pro forma combined financial information of Rimrock Gold Corp. no later than 75 calendar days after February 11, 2013.

(d) Exhibits:

Exhibit Number	Description
4.1	Form of Warrant
10.1 (1)	Agreement and Plan of Merger, dated January 24, 2013, by and among Tucana Lithium Corp., Tucana Holdings Inc., and Rimrock Mining, Inc.
99.1*	Audited Financial Statements for the year ended December 31, 2012 and 2011 for Rimrock Mining, Inc.
99.2*	Pro forma combined financial information of Rimrock Gold Corp. and its newly acquired assets.

(1) *
Filed with the Securities and Exchange Commission on January 30, 2013 as an exhibit to the Registrant’s current report on Form 8-K, which exhibit is incorporated herein by reference.

To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIMROCK GOLD CORP.

Date: February 15, 2013	By:	/s/ Jordan Starkman
Jordan Starkman
Chief Executive Officer